UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 27, 2012
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas
(State or other jurisdiction of incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
P.O. Box N-9306
Nassau, The Bahamas	Not Applicable
(Address of principal executive offices)	(Zip Code)

(242) 356-0006
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 27, 2012, Steiner U.S. Holdings, Inc., a wholly-owned subsidiary of Steiner Leisure Limited (the "Company"), entered into the Second Amendment to Amended and Restated Credit Agreement (the "Amendment") with SunTrust Bank, as administrative agent, and the several banks and other financial institutions and lenders thereto amending the Amended and Restated Credit Agreement, dated as of November 1, 2011, as amended on August 15, 2012 (the "Credit Facility"). The Amendment deletes the definitions of Fixed Charge Coverage Ratio and Fixed Charges and inserts the definition of Interest Coverage Ratio, which means, as of any date, the ratio of (i) EBITDA for the four consecutive fiscal quarters ending on or immediately prior to such date to (ii) Interest Expense, as defined in the Credit Facility, for the four consecutive fiscal quarters ending on or immediately prior to such date. The Amendment requires the Company and its subsidiaries, commencing with the fiscal quarter ending December 31, 2012, on a consolidated basis, to have as of the last day of each applicable fiscal quarter and the twelve month period then ended an Interest Coverage Ratio of not less than 3.50:1.00.

Additionally, the Amendment (i) increases the capital expenditures permitted under the Credit Facility for 2012 from $30 million to $40 million, for 2013 from $30 million to $40 million and for each year thereafter from $35 million to $40 million, (ii) provides that up to an aggregate of $20 million of restricted payments permitted in the form of capital stock repurchases and cash dividends may be made by the Company and its subsidiaries in any fiscal year after January 1, 2013, and (iii) provides for the repurchase of capital stock in satisfaction of an exercise price in connection with an option exercise and in consideration of withholding or similar taxes payable by any employee, director or consultant.

The Amendment also replaces the term Fixed Charges with the term Interest Expense in Section 1.3 of the Credit Facility (Accounting Terms and Determination) to indicate that, in connection with any proposed acquisition, pro forma Interest Expense will be included to determine compliance with financial covenants.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.39 and which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No. Description

10.39 Second Amendment to Amended and Restated Credit Agreement, dated as of November 27, 2012, by and among Steiner U.S. Holdings, Inc., SunTrust Bank, as administrative agent, and the several banks and other financial institutions and lenders thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEINER LEISURE LIMITED

Date: November 28, 2012	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description

10.39 Second Amendment to Amended and Restated Credit Agreement, dated as of November 27, 2012, by and among Steiner U.S. Holdings, Inc., SunTrust Bank, as administrative agent, and the several banks and other financial institutions and lenders thereto.